Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-1A of BlackRock Funds III of our report dated February 13, 2026, relating to the financial statements and financial highlights of iShares S&P 500 Index Fund, which appears in BlackRock Funds III’s Certified Shareholder Report on Form N-CSR for the year ended December 31, 2025.

We also consent to the incorporation by reference in the Registration Statement on Form N-1A of Master Investment Portfolio of our report dated February 13, 2026, relating to the financial statements and financial highlights of S&P 500 Index Master Portfolio, which appears in Master Investment Portfolio’s Certified Shareholder Report on Form N-CSR for the year ended December 31, 2025.

We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

April 23, 2026